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                                                                     EXHIBIT 99c
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                         INDEPENDENT AUDITORS' REPORT
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KPMG Peat Marwick LLP
Certified Public Accountants
99 High Street
Boston, MA 02110

To the Board of Directors and Stockholders of BayBanks, Inc.:

We have audited the accompanying consolidated balance sheets of BayBanks, Inc., and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BayBanks, Inc., and subsidiaries at December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles.


/s/ KPMG PEAT MARWICK LLP

January 24, 1995